United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

                         January 20, 2006
Date of Report (Date of earliest event reported)

    OVERSEAS SHIPHOLDING GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

1-6749-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue
                    New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On January 20, 2006, Overseas Shipholding Group, Inc. (the "Registrant") entered into a Change of Control Protection Agreement (individually, an "Agreement"), dated as of January 1, 2006, with each of Myles R. Itkin, the Senior Vice President, Chief Financial Officer and Treasurer of the Registrant, Robert E. Johnston, Senior Vice President and Head of Shipping Operations of the Registrant, and James I. Edelson, General Counsel and Secretary of the Registrant (individually, an "Executive")

Each Agreement provides that if a Change of Control (as defined in the Agreement) occurs and the Executive's employment with the Registrant is terminated by the Registrant without Cause (as defined in the Agreement) or by the Executive for Good Reason (as defined in the Agreement) at any time within two years after the Change of Control or if a Change of Control takes place within 90 days after an Executive is terminated in an Anticipatory Termination (as defined in the Agreement), the Executive will receive the following payments and benefits from the Registrant:

    (i) subject to submission of appropriate documentation, any incurred but unreimbursed business expenses for the period prior to the Executive's termination payable in accordance with the Registrant's policies and practices; (ii) any base salary, bonus, vacation pay or other compensation accrued or earned under law or in accordance with the Registrant's policies applicable to the Executive but not yet paid; and (iii) any other amounts or vested benefits due under the then applicable employee benefit (including, without limitation, any non-qualified pension plan or arrangement), equity or incentive plans of the Registrant then in effect, applicable to the Executive as shall be determined and paid in accordance with such plans;

    in a lump sum (without regard to any accrued interest) (i) 2 times (in the case of Mr. Edelson, 1.5 times) the sum of (x) the Executive's annual base salary rate in effect immediately prior to his termination plus (y) the Executive's highest target annual incentive compensation in effect within 180 days prior to, or at any time after, the Change of Control; provided, that if no target annual incentive compensation is in effect during such period, then the Executive's target incentive compensation will be deemed to be 50% of the Executive's annual base salary rate in effect immediately prior to his termination; (ii) a lump sum amount equal to 24 months (in the case of Mr. Edelson, 18 months) of additional employer contributions under any qualified or nonqualified defined contribution pension plan or arrangement of the Registrant applicable to the Executive, measured from the date of termination of employment and not contributed to the extent that the Executive would otherwise be entitled to such contributions during such period if he had contributed at the maximum permitted salary reduction level during such period; (iii) a pro rata target bonus for the year in which Executive is terminated based on the portion of the year the Executive was employed, provided that, if no target annual incentive compensation is in effect during such period, then the Executive's target incentive compensation will be deemed to be 50% of the Executive's annual base salary rate in effect immediately prior to his termination; and (iv) to the extent not paid pursuant to (A) above, any earned but unpaid bonus for a previously completed fiscal year of the Registrant; and

    (i) continued coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") under the Registrant's health plans in which the Executive participated immediately prior to the date of termination of the Executive's employment, or materially equivalent plans thereto, for the Executive and the Executive's dependents until the earliest of (a) the Executive or the Executive's eligible dependents, as the case may be, ceasing to be eligible under COBRA, (b) 24 months (in the case of Mr. Edelson, 18 months) following the date of termination of the Executive's employment, and (c) the Executive's commencement of other substantially full-time employment; provided that the Executive timely elects such COBRA coverage and pays the same premium amount for such coverage as the Executive would pay if an active employee; and (ii) all of the Executive's then unvested equity awards which were granted prior to a Change of Control will automatically vest and all restrictions thereof will lapse.

If the Registrant determines in good faith that any payment specified above would cause a violation of the Internal Revenue Code (the "Code") Section 409A if paid within the first 6 months after termination of the Executive's employment, such amount(s) will not be paid during such 6 month period but will instead be paid in a lump sum (without interest) immediately after the end of such 6 month period. Thereafter, payments will be made in accordance with the Registrant's normal payroll practices. If any of the foregoing payments will be subject to the tax imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed by any taxing authority) the amounts of any such payments will be automatically reduced to an amount one dollar less than an amount that would subject the Executive to such tax; provided, however, that the reduction will occur only if the reduced payments received by the Executive (after taking into account further reductions for applicable federal, state and local income, social security and other taxes) would be greater than the unreduced payments to be received by the Executive minus (i) such tax payable with respect to such payments and (ii) all applicable federal, state and local income, social security and other taxes on such payments.

Except as set forth in (C) above, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Registrant pursuant to the Agreement. The amounts set forth in (B) and (C) above, are payable only if the Executive executes and delivers a release discharging all claims of the Executive against the Registrant which may have occurred up to the date of termination.

Each Executive agrees during the term of his employment with the Registrant and thereafter to (i) keep confidential all proprietary processes, trade secrets or other confidential data or information of the Registrant and (ii) fully cooperate with the Registrant in connection with any matter, investigation, proceeding or litigation regarding any matter in which the Executive was involved during the Executive's employment. During the Executive's employment and, if he is receiving payments under the Agreement, for the one year period following the termination of the Executive's employment with the Registrant, the Executive will not compete with any business conducted by the Registrant, will not solicit any employee of the Registrant to leave the employ of the Company and will not solicit or induce any customer of the Registrant to purchase services offered by the Registrant from another entity. Each Executive agrees that he will not resign from the Registrant without Good Reason for at least 180 days from January 1, 2006 except this restriction will not apply if there is a Change of Control.

The term of each Agreement expires on December 31, 2008, unless extended by the parties.

The foregoing description of the Agreement is qualified in its entirety by the terms and conditions of each Agreement, copies of which are filed with this Form 8-K as exhibits.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Change of Control Protection Agreement dated as of January 1, 2006 between the Registrant and Myles R. Itkin.

10.2	Change of Control Protection Agreement dated as of January 1, 2006 between the Registrant and Robert E. Johnston.

10.3	Change of Control Protection Agreement dated as of January 1, 2006 between the Registrant and James I. Edelson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Overseas Shipholding Group, Inc.
(Registrant)
By: /s/Morten Arntzen
Name: Morten Arntzen Title: President

Date: January 26, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change of Control Protection Agreement dated as of January 1, 2006 between the Registrant and Myles R. Itkin.

10.2	Change of Control Protection Agreement dated as of January 1, 2006 between the Registrant and Robert E. Johnston.

10.3	Change of Control Protection Agreement dated as of January 1, 2006 between the Registrant and James I. Edelson.